UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (415) 247-8800

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2013, Riverbed Technology, Inc. (“Riverbed”) entered into a credit agreement and related security and other agreements for a $600,000,000 credit facility providing for a $300,000,000 senior secured term loan facility and a $300,000,000 senior secured revolving loan facility (together, the “Senior Credit Facility”) with certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Wells Fargo Bank, National Association, as syndication agent, HSBC Bank USA, N.A., as documentation agent, and J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners.

Also on December 20, 2013, Riverbed drew down $300,000,000 in term loans and $225,000,000 in revolving loans under the Senior Credit Facility. The proceeds were used to refinance all obligations under the credit agreement, dated as of December 18, 2012, among Riverbed, certain lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Bank USA, as syndication agent, Morgan Stanley & Co. LLC, as collateral agent, Bank of America, N.A., as documentation agent, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA as joint lead arrangers and joint bookrunners, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as arranger, together with all related security and other agreements (the “Prior Senior Credit Facility”), and to pay fees and expenses related to the refinancing.

The credit agreement governing the Senior Credit Facility permits Riverbed to from time to time increase term loan or revolving loan commitments under the Senior Credit Facility and/or request the establishment of one or more new term loan facilities in an aggregate amount not to exceed $150,000,000, plus additional amounts subject to compliance on a pro forma basis with a secured leverage ratio of 2.75:1.00. The availability of such additional capacity is subject to, among other things, the absence of any default under the credit agreement governing the Senior Credit Facility and receipt of commitments from existing lenders or other financial institutions.

Interest Rate and Fees. Borrowings under the Senior Credit Facility bear interest at a rate per annum equal to an applicable margin plus, at Riverbed’s option, either: (i) a base rate determined by reference to the highest of: (a) a rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate; (b) 1/2 of 1% per annum above the federal funds effective rate; and (c) the LIBOR rate for an interest period of one month plus 1.00%; or (ii) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing adjusted for certain reserve requirements. The applicable margin for borrowings will be determined based on Riverbed’s leverage ratio, and is initially 0.75% with respect to base rate borrowings and 1.75% with respect to LIBOR borrowings. Riverbed is also obligated to pay other customary closing fees, arrangement fees, commitment fees, administration fees and letter of credit fees for a credit facility of this size and type.

Mandatory Prepayments. The credit agreement governing the Senior Credit Facility requires Riverbed to pay, subject to certain exceptions, outstanding term loans with:

•	100% of the net cash proceeds of certain non-ordinary course asset sales and casualty and condemnation events, in the event Riverbed does not meet a leverage ratio of 1.25:1.00, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of the incurrence or issuance of certain debt, other than the net cash proceeds of certain debt permitted under the Senior Credit Facility.

Voluntary Prepayments. Riverbed is permitted to voluntarily prepay any outstanding loans under the Senior Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity; Extension of Maturity Date. The Senior Credit Facility requires Riverbed to make scheduled quarterly payments on the term loans of 1.25% of the original principal amount in the first two years, increasing to 2.50% thereafter, with the balance due on December 20, 2018. The revolving loans must be repaid in full on December 20, 2018. The Senior Credit Facility also permits Riverbed to extend the maturity date for the term loans or revolving loans. The availability of such extension is subject to, among other things, the absence of any default under the credit agreement governing the Senior Credit Facility and receipt of consent from existing lenders or new commitments from other financial institutions.

Guarantees and Security. All obligations under the Senior Credit Facility are unconditionally guaranteed by certain of Riverbed’s direct and indirect domestic restricted subsidiaries (the “Guarantors”). All obligations under the Senior Credit Facility, and the guarantees thereof, are secured, subject to certain exceptions, by substantially all of the assets of and each of the Guarantors, including:

•	a first-priority pledge of all of the capital stock of each subsidiary of Riverbed or any Guarantor (which pledge, in the case of the capital stock of certain foreign subsidiaries, is limited to 65% of such capital stock); and

•	a first-priority security interest in substantially all of Riverbed’s and the Guarantors’ tangible and intangible assets.

Financial Covenants. The credit agreement governing the Senior Credit Facility contains certain financial covenants, including a requirement that Riverbed maintain a maximum leverage ratio and a minimum interest coverage ratio.

Certain Other Provisions. The credit agreement governing the Senior Credit Facility contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of Riverbed and its restricted subsidiaries to:

•	incur additional indebtedness;

•	grant liens;

•	consolidate, merge, liquidate or dissolve;

•	sell, transfer or otherwise dispose of assets, including the capital stock of subsidiaries;

•	pay dividends on the capital stock of Riverbed or redeem, repurchase or retire the capital stock of Riverbed;

•	make investments, acquisitions, loans and advances;

•	make prepayments in cash on certain subordinated debt;

•	effect certain amendments to organizational documents;

•	engage in transactions with affiliates;

•	in the case of Riverbed, change its fiscal year; and

•	materially alter the business they conduct.

The credit agreement governing the Senior Credit Facility also contains certain events of default that are substantially similar to the events of default under the Prior Senior Credit Facility, including, among others (and subject to certain thresholds and cure periods):

•	non-payment defaults;

•	breaches of representations and warranties;

•	covenant defaults;

•	cross-defaults to certain indebtedness;

•	bankruptcy and insolvency defaults;

•	judgment defaults; and

•	the occurrence of a change of control.

The occurrence of an event of default could result in the acceleration of all outstanding obligations under the Senior Credit Facility. Under certain circumstances, a default interest rate will apply on all outstanding obligations during the existence of an event of default at a per annum rate equal to 2.00% above the otherwise applicable interest rate (or, in certain circumstances, the base rate).

In addition to the foregoing negative covenants and events of default, the credit agreement governing the Senior Credit Facility also contains certain customary representations and warranties and affirmative covenants.

The foregoing is a summary of the credit agreement governing the Senior Credit Facility. The summary does not purport to be complete and is qualified in its entirety by reference to the credit agreement and related guarantee and collateral agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 20, 2013, in connection with Riverbed’s entry into the Senior Credit Facility, Riverbed repaid all obligations outstanding under the Prior Senior Credit Facility and terminated all agreements related thereto. Reference is hereby made to Riverbed’s Form 8-K filed on December 18, 2012 for a description of the terms of the Prior Senior Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of December 20, 2013, among Riverbed Technology, Inc., certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Wells Fargo Bank, National Association, as syndication agent, HSBC Bank USA, N.A., as documentation agent, and J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners.

10.2	Guarantee and Collateral Agreement, dated as of December 20, 2013, made by Riverbed Technology, Inc. and the other grantors party thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Brett Nissenberg
Brett Nissenberg
General Counsel and Senior Vice President

Dated: December 26, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated as of December 20, 2013, among Riverbed Technology, Inc., certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Wells Fargo Bank, National Association, as syndication agent, HSBC Bank USA, N.A., as documentation agent, and J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners.

10.2	Guarantee and Collateral Agreement, dated as of December 20, 2013, made by Riverbed Technology, Inc. and the other Grantors party thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.